UMB FUND SERVICES, INC.
803 West Michigan Street
Milwaukee, Wisconsin  53233
(414) 299-2000

August 19, 2013

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549

Re:	Ramius IDF Master Fund LLC
Registration No:  811-22493
Filing pursuant to Rule 30b1-5 and Section 24(b) of the Investment Company Act of 1940

Dear Sir or Madam:

On behalf of the above-named registrant and pursuant to Rule 30b1-5 and Section 24(b) under the Investment Company Act of 1940, as amended, is the Fund’s Form N-Q for the fiscal quarter period ended June 30, 2013.  Any questions regarding this filing may be directed to the undersigned at the telephone number provided above.

Sincerely,

/s/ Benjamin D. Schmidt

Benjamin D. Schmidt
Assistant Vice President, Fund Administration

Encl.